Exhibit 99

               GATEWAY FINANCIAL HOLDINGS, INC. DECLARES DIVIDEND

    ELIZABETH CITY, N.C., Sept. 27 -- Gateway Financial
Holdings, Inc. (Nasdaq: GBTS), the holding company for Gateway Bank & Trust Co., announced that its Board of Directors declared a quarterly cash dividend of $0.03 per share, a 50% increase over the $0.02 per share paid in the third quarter of 2005.

    The dividend is payable on November 15, 2005 to shareholders of record as of the close of business on October 28, 2005.

    About the Company
    Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust Co., a full-service community bank with a total of eighteen offices in Elizabeth City (3), Edenton, Kitty Hawk, Moyock, Nags Head, Plymouth and Roper, North Carolina, and in Virginia Beach (5), Chesapeake (2), Suffolk and Emporia, Virginia. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary. The common stock of the Corporation is traded on the Nasdaq National Market under the symbol GBTS. Visit the Corporation's web site at http://www.gatewaybankandtrust.com